Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       74,024,854
JPMORGAN CHASE & CO.                        13-3224016       61,307,615
WELLS FARGO BANK                            41-0449260       74,581,163
DEUTSCHE BANK SECURITIES, INC.              13-2730328       51,078,463
BNP PARIBAS SECURITIES CORP.                13-3235334       49,783,310
BARCLAYS CAPITAL INC.                       05-0346412       30,817,920
CITIGROUP INC.                              52-1568099       12,525,122
MORGAN STANLEY CO INCORPORATED              13-2665598        6,610,715
BANK OF AMERICA SECURITIES LLC              56-2058405        4,276,472
RABOBANK                                    00-0000000        3,916,306






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       24,454,706
JPMORGAN CHASE & CO.                        13-3224016       16,615,732
WELLS FARGO BANK                            41-0449260        2,723,897
DEUTSCHE BANK SECURITIES, INC.              13-2730328       11,768,637
BNP PARIBAS SECURITIES CORP.                13-3235334          709,629
BARCLAYS CAPITAL INC.                       05-0346412       10,104,557
CITIGROUP INC.                              52-1568099        9,061,455
MORGAN STANLEY CO INCORPORATED              13-2665598        6,828,296
BANK OF AMERICA SECURITIES LLC              56-2058405        4,097,615
RABOBANK                                    00-0000000                0




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    375,393,457 D. Total Sales: 91,442,613

                               SCREEN NUMBER : 12